Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Fidelity D & D Bancorp, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission of our report dated March 13, 2007 relating to the consolidated financial statements of Fidelity D & D Bancorp, Inc. and Subsidiary as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the Registrant’s Annual Report to Shareholders for the year ended December 31, 2006.

Scranton, Pennsylvania

March 13, 2007

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